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                       THIRD AMENDMENT TO CREDIT AGREEMENT

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                                      among

                             LILLY INDUSTRIES, INC.

                             an Indiana corporation

                          the Lenders Signatory Hereto

                                       and

                        BANK ONE, INDIANA, N.A., as Agent



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                            Dated as of May 31, 2000

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                                TABLE OF CONTENTS


PART I.      AMENDATORY PROVISIONS............................................1

             SECTION 5         Covenants......................................1

                     5.1      Affirmative Covenants...........................1

PART II.     SCHEDULES........................................................1

PART III.    CONTINUING EFFECT................................................1

PART IV.     INDEPENDENT CREDIT DECISION......................................2

PART V.      CONDITIONS PRECEDENT.............................................2


                                                         i


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                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT made as of the 31st day of May, 2000, by and among LILLY INDUSTRIES, INC., an Indiana corporation (the "Borrower"), the LENDERS party hereto, and BANK ONE, INDIANA, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, as of October 24, 1997, the parties hereto entered into a certain Credit Agreement, as amended April 14, 1998 and August 31, 1999 (as amended the "Agreement"); and

         WHEREAS, the Borrower has given written notice to the Administrative Agent and the Lenders to permanently reduce the Revolving Loan Commitment by Twenty-Five Million Dollars ($25,000,000) effective as of May 31, 2000;

         WHEREAS, the Borrower has requested a modification in the Leverage Ratio covenant;

         NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

                          PART I. AMENDATORY PROVISIONS

                                    SECTION 5

                                    Covenants

5.1      Affirmative Covenants.

                  5.1.17 Leverage Ratio. Section 5.1.17 of the Agreement is hereby amended by substituting the following Section 5.1.17 in lieu of the existing provision:

                           5.1.17 Leverage Ratio. Maintain its Leverage Ratio at
                  not greater than 2.75 to 1.0 at all times.

                               PART II. SCHEDULES

         The Agreement is hereby amended by substituting Schedule 1 to this Third Amendment in lieu of Schedule 1 to the Agreement.

                                       1
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                           PART III. CONTINUING EFFECT

         Except as expressly modified herein:

                  (a) All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, whatever possible, in a manner consistent with this Third Amendment; provided, however, in the event of any irreconcilable inconsistency, this Third Amendment shall control;

                  (b) The representations and warranties contained in the Agreement shall survive this Third Amendment in their original form as continuing representations and warranties of the Borrower; and

                  (c) Capitalized terms used in this Third Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, the Borrower represents, warrants, covenants and agrees that:

                  (aa) Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

                  (bb)  There  currently  exists no  offsets,  counterclaims  or
         defenses  to  the  performance  of  the   Obligations   (such  offsets,
         counterclaims or defenses, if any, being hereby expressly waived);

                  (cc) There has not occurred any Default or Unmatured Default; and

                  (dd) After giving effect to this Third Amendment and any transactions contemplated hereby, no Default or Unmatured Default is or will be occasioned hereby or thereby.



                                       2
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                      PART IV. INDEPENDENT CREDIT DECISION

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment.

                          PART V. CONDITIONS PRECEDENT

         Notwithstanding anything contained in this Third Amendment to the contrary, the Lenders shall have no obligation under this Third Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

                  (a) Each of the conditions set forth in Section 6.2 of the Agreement shall have been satisfied;

                  (b) The Agent shall have received counterparts of this Third Amendment duly executed by the Agent, Borrower and the Required Lenders;

                  (c) All legal matters incident to this Third Amendment shall be reasonably satisfactory to the Agent and its counsel.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Third Amendment to be executed by their respective officers duly authorized as of the date first above written.

                      [This space intentionally left blank]





                                                         3


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                              Schedule 1 - Lenders

Lenders                                               Revolving Loan
and Addresses                                           Commitment

Bank One, Indiana, N.A.                              $ 51,428,571.43
111 Monument Circle
4th Floor
Indianapolis, IN 46277
Attn: Dennis Bassett
Fax: (317) 266-6042

First Union National Bank                            $ 21,428,571.43
One First Union Center, TW-5
301 S. College Street
Charlotte, NC 28288
Attn: Peter Stephen
Fax: (704) 374-2802

Harris Trust and Savings Bank                        $ 21,428,571.43
111 West Monroe, 10-West
Chicago, IL 60603
Attn: Thad Rasche
Fax: (312) 461-5225


KeyBank National Association                         $ 21,428,571.43
127 Public Square
Mail Station OH-01-27-0606
Cleveland, OH 44114
Attn: Frank Jancar
Fax: (216) 689-4981

National City Bank of Indiana                        $ 21,428,571.43
101 W. Washington St., Ste. 200E
Indianapolis, IN 46255
Attn: Michael Stewart
Fax: (317) 267-8899

Bank of America N.A.                                 $ 12,857,142.85
335 Madison Avenue
5th Floor
New York, NY 10017
Attn: David Noda
Fax: (212) 503-7878                                  ---------------
                                                     $150,000,000.00


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                                SIGNATURE PAGE OF
                             LILLY INDUSTRIES, INC.
                                       TO
                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


                                               LILLY INDUSTRIES, INC.


                                               By:/s/ John C. Elbin
                                                  ------------------------------
                                                  John C. Elbin, Vice President,
                                                  Chief Financial Officer
                                                  and Secretary


Address:

200 West 103rd Street
Indianapolis, IN 46290
Attention: John C. Elbin
Facsimile: 317-814-8780


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                                SIGNATURE PAGE OF
                           BANK ONE, INDIANA, N.A. TO
                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


                                               BANK ONE INDIANA, N.A.
                                               individually and as Agent


                                               By: /s/ Dennis L. Bassets
                                               Its: Senior Vice President


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                                SIGNATURE PAGE OF
                            FIRST UNION NATIONAL BANK
                                       TO
                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


                                                 FIRST UNION NATIONAL BANK


                                                 By: /s/ Jorge A. Gonzalez
                                                     --------------------------
                                                     Jorge A. Gonzalez
                                                 Its: Senior Vice President


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                                SIGNATURE PAGE OF
                          HARRIS TRUST AND SAVINGS BANK
                                       TO
                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


                                                 HARRIS TRUST AND SAVINGS BANK


                                                 By: /s/ Thad D. Rasche
                                                     --------------------------
                                                     Thad D. Rasche
                                                 Its: Vice President




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                                SIGNATURE PAGE OF
                          KEYBANK NATIONAL ASSOCIATION
                                       TO
                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


                                                KEYBANK NATIONAL ASSOCIATION


                                                By: /s/ Frank J. Jancar
                                                    ---------------------------
                                                    Frank J. Jancar
                                                Its: Vice President



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                                SIGNATURE PAGE OF
                          NATIONAL CITY BANK OF INDIANA
                                       TO
                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


                                                  NATIONAL CITY BANK OF INDIANA


                                                  By: /s/ Thomas R. Grim
                                                      -------------------------

                                                  Its: Corporate Banking Officer



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                                SIGNATURE PAGE OF
                              BANK OF AMERICA N.A.
                                       TO
                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


                                                  BANK OF AMERICA N.A.


                                                  By: /s/ Donald J. Chin
                                                      -------------------------
                                                      Donald J. Chin
                                                  Its: Managing Director